UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2022

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12E rue Guillaume Kroll, L-1882 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On July 21, 2022, Perimeter Solutions, SA, duly registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548 (the “Company”) held its 2022 Annual Meeting of Shareholders in a virtual format (the "Annual Meeting"). At the Annual Meeting, the shareholders voted on (i) the election of seven director nominees for a one-year term (Proposal 1), (ii) the approval of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022 and BDO Audit SA as statutory auditor of the Company for the year ending December 31, 2022 (Proposal 2), (iii) the approval of the annual accounts for the financial period from June 21, 2021 (inception) to December 31, 2021 (Proposal 3), (iv) the approval of the audited consolidated financial statements for the financial period from June 21, 2021 (inception) to December 31, 2021 (Proposal 4), (v) the allocation of the results shown in the annual accounts for the financial period from June 21, 2021 (inception) to December 31, 2021 (Proposal 5), (vi) the discharge of each of the directors for the performance of their mandates as directors of the Company in relation to the financial period from June 21, 2021 (inception) to December 31, 2021 (Proposal 6), (vii) the approval of the compensation of certain of the non-employee independent directors of the Company for 2021 (Proposal 7) and (viii) the approval and ratification of a share repurchase program whereby the board of directors of the Company may repurchase outstanding ordinary shares of the Company within certain limits (Proposal 8).
Proposal 1
The shareholders voted in favor of the election of the following director nominees as directors for a term of office expiring at the 2023 Annual Meeting of Shareholders or, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
W. Nicholas Howley	116,265,620	218,193	58,837	6,435,191
William N. Thorndike, Jr.	115,509,412	974,401	58,837	6,435,191
Edward Goldberg	116,482,940	873	58,837	6,435,191
Tracy Britt Cool	116,210,625	273,288	58,737	6,435,191
Sean Hennessy	114,312,486	2,171,327	58,837	6,435,191
Robert S. Henderson	113,134,323	3,349,490	58,837	6,435,191
Bernt Iversen II	116,358,191	622	183,837	6,435,191
Proposal 2
The shareholders approved the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022 and BDO Audit SA as statutory auditor of the Company for the year ending December 31, 2022.

For	Against	Abstain	Broker Non-Vote
122,919,091	1,110	57,640	—
Proposal 3
The shareholders approved of the annual accounts for the financial period from June 21, 2021(inception) to December 31, 2021.

For	Against	Abstain	Broker Non-Vote
122,911,109	322	66,410	—

Proposal 4
The shareholders approved of the audited consolidated financial statements for the financial period from June 21, 2021 (inception) to December 31, 2021.

For	Against	Abstain	Broker Non-Vote
122,919,839	22	57,980	—
Proposal 5
The shareholders approved of the allocation of the results shown in the annual accounts for the financial period from June 21, 2021 (inception) to December 31, 2021.

For	Against	Abstain	Broker Non-Vote
122,918,764	1,072	58,005	—
Proposal 6
The shareholders approved of the discharge of each of the directors for the performance of their mandates as directors of the Company in relation to the financial period from June 21, 2021 (inception) to December 31, 2021.

For	Against	Abstain	Broker Non-Vote
116,393,398	1,187	148,065	6,435,191
Proposal 7
The shareholders approved of the compensation of certain of the non-employee independent directors of the Company for 2021.

For	Against	Abstain	Broker Non-Vote
101,614,067	14,869,865	58,718	6,435,191
Proposal 8
The shareholders approved and ratified a share repurchase program whereby the board of directors of the Company may repurchase outstanding ordinary shares of the Company within certain limits.

For	Against	Abstain	Broker Non-Vote
114,490,441	1,994,572	57,637	6,435,191

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: July 21, 2022	By:	/s/ Charles Kropp
Charles Kropp
Chief Financial Officer